Exhibit 1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Verizon Global Funding Corp. Note-Backed Series 2002-16
*CUSIP:	21988G361	Class	A-1
	21988GBZ8	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2007.

INTEREST ACCOUNT

Balance as of	June 1, 2007.....	$0.00
	Scheduled Income received on securities.....	$2,138,612.50
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$2,104,118.75
	Distribution to Class A-2 Holders.....	-$34,493.75
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	December 1, 2007.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	June 1, 2007.....	$0.00
Scheduled Principal received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	December 1, 2007.....	$0.00

UNDERLYING SECURITIES HELD AS OF December 1, 2007

Principal Amount	Title of Security
$55,190,000	Verizon Global Funding Corp. 7¾% Notes due December 1, 2030
	*CUSIP:	92344GAM8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.